Exhibit 99.1

FOR IMMEDIATE RELEASE

March 4, 2015

GSI Group Announces Financial Results for the

Fourth Quarter and Full Year 2014

•	Fourth Quarter 2014 Revenue of $94 million, 14% year-over-year growth

•	Fourth Quarter 2014 Adjusted EBITDA of $15.3 million, 12% year-over-year growth

•	Fourth Quarter 2014 Non-GAAP Earnings Per Share of $0.24

•	Full Year Revenue of $365 million, 15% year-over-year growth

•	Full Year Adjusted EBITDA of $56 million, 11% year-over-year growth

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of precision photonics and motion control components and subsystems to the medical equipment and advanced industrial technology markets, today reported financial results for the fourth quarter and full year 2014. Unless otherwise noted, all financial results in this press release are GAAP measures from continuing operations.

Fourth Quarter

During the fourth quarter of 2014, GSI generated revenue of $94.0 million, an increase of 14% from $82.2 million in the fourth quarter of 2013. All three of the Company’s operating segments, Laser Products, Medical Technologies, and Precision Motion, demonstrated revenue growth compared to the fourth quarter of 2013.

In the fourth quarter of 2014, operating income from continuing operations was a loss of ($34.2) million, compared to an income of $6.8 million during the fourth quarter of 2013. The decrease in operating income from continuing operations was attributable to a $41.4 million impairment of goodwill and intangible assets related to the NDS product line in the fourth quarter of 2014.

Diluted earnings per share (“EPS”) from continuing operations was a loss of ($0.82) in the fourth quarter of 2014, compared to an income of $0.14 in the fourth quarter of 2013. Adjusted earnings per share, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $0.24 in the fourth quarter of 2014, compared to $0.17 in the fourth quarter of 2013.

Adjusted EBITDA, a non-GAAP financial measure that includes the adjustments noted in the reconciliation below, was $15.3 million in the fourth quarter of 2014, compared to $13.6 million in the fourth quarter of 2013.

“I am very pleased that we finished up a successful year in 2014 by delivering strong operating results in Q4. We achieved solid results despite the impact of significant foreign exchange headwinds that emerged in Q4. In the quarter, we achieved higher than expected profitability with $15.3 million of Adjusted EBITDA, as our productivity initiatives enabled us to expand gross margins and offset the currency impact on our U.S. dollar heavy cost structure. Our Q4 revenue growth of 14%, with organic growth of 1%, was in line with our expectations,” said John Roush, Chief Executive Officer.

Full Year

Revenue for the year ended December 31, 2014 was $364.7 million, an increase of 15% versus 2013, primarily as a result of the JADAK acquisition, which accounted for $45.4 million of the increase. Excluding the impact of the JADAK acquisition and changes in foreign exchange rates, the Company’s revenue in 2014 increased approximately 1% compared to 2013.

Operating income from continuing operations for 2014 was a loss of ($16.8) million, compared to an income of $19.4 million for 2013. This decrease was primarily attributable to the $41.4 million impairment of goodwill and intangible assets related to the NDS product line. Adjusted EBITDA was $56.4 million in 2014, compared to $50.8 million in 2013.

Diluted EPS from continuing operations was a loss of ($0.49) in 2014, compared to an income of $0.29 in 2013. The decrease was largely due to the $41.4 million impairment charge in 2014. Adjusted earnings per share was $0.81 for the full year 2014, compared to $0.62 for the full year 2013, an increase of approximately 30% year over year.

As of December 31, 2014, cash and cash equivalents was $51.1 million, while total debt was $115.0 million. The Company completed 2014 with approximately $63.9 million of Net Debt, as defined in the non-GAAP reconciliation below. Operating cash flow from continuing operations for the fourth quarter of 2014 was $9.6 million. For the full year 2014, the Company generated $44.0 million in cash provided by operating activities of continuing operations.

“I am very pleased with our strong finish to 2014. We delivered financial results in line with our expectations, while making significant progress against our strategic priorities,” said John Roush. “By leveraging the success of our productivity initiatives and investing in new products for both advanced industrial and medical applications, we believe we are well positioned to deliver profitable revenue growth in 2015.”

Financial Outlook

For the full year 2015, the Company expects revenue from continuing operations of approximately $380 million, representing year-over-year organic revenue growth of 4% to 5%. The Company expects translational foreign exchange headwinds to impact reported revenue by approximately $10 million, which is included in this outlook. For the first quarter of 2015, the Company expects revenue from continuing operations of between $88 million and $90 million, representing year-over-year organic growth of 2% to 4%. The Company is currently expecting approximately $3 million in translational foreign exchange headwinds impacting its reported revenue for the quarter.

For the full year 2015, the Company expects Adjusted EBITDA to be approximately $60 million. In addition, for the first quarter of 2015, the Company expects Adjusted EBITDA to be in the range of $10.5 million to $11.5 million. Foreign exchange headwinds are expected to impact profitability.

Conference Call Information

The Company will host a conference call on Wednesday, March 4, 2015 at 5:00 p.m. EST to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial 1-877-482-5124 prior to the scheduled conference call time. The conference ID number is 2114 2256.

A playback of this conference call will be available beginning 8:00 p.m. EST, Wednesday, March 4, 2015. The playback phone number is 1-855-859-2056 or 1-404-537-3406 and the code number is 2114 2256. The playback will remain available until 8:00 p.m. EDT, Wednesday, March 25, 2015.

A replay of the audio webcast will be available four hours after the conclusion of the call on the Investor Relations section of the Company’s web site at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, income (loss) from continuing operations, operating margin, income(loss) from continuing operations before taxes, income from continuing operations, net of tax, diluted earnings per share from continuing operations, Adjusted EBITDA, and net debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s operating performance. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, a non-GAAP financial measure, is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees. Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, expectations regarding our ability to deliver profitable revenue growth in 2015; anticipated financial performance; business prospects; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carryforwards and other tax attributes; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical equipment and advanced industrial technology markets. The Company’s highly engineered enabling technologies include laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. The Company specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Sales	$94,012	$82,212	$364,706	$316,910
Cost of sales	54,284	48,016	214,539	184,683

Gross profit	39,728	34,196	150,167	132,227

Operating expenses:
Research and development and engineering	7,837	5,825	28,954	23,787
Selling, general and administrative	21,840	19,268	84,380	76,337
Amortization of purchased intangible assets	2,799	1,645	10,262	7,270
Restructuring and acquisition related costs	(14)	663	1,935	5,387
Impairment of goodwill and intangible assets	41,442	—	41,442	—

Total operating expenses	73,904	27,401	166,973	112,781

Operating income (loss) from continuing operations	(34,176)	6,795	(16,806)	19,446
Interest income (expense), net	(1,431)	(808)	(5,096)	(3,468)
Foreign exchange transaction gains (losses), net	331	(338)	1,281	(1,301)
Other income (expense), net	973	296	2,706	1,500

Income (loss) from continuing operations before income taxes	(34,303)	5,945	(17,915)	16,177
Income tax provision (benefit)	(6,013)	1,246	(1,006)	6,200

Income (loss) from continuing operations	(28,290)	4,699	(16,909)	9,977
Loss from discontinued operations, net of tax	(790)	(411)	(5,607)	(2,054)
Loss on disposal of discontinued operations, net of tax	(1,405)	—	(1,726)	(592)

Consolidated net income (loss)	(30,485)	4,288	(24,242)	7,331
Less: Net income (loss) attributable to noncontrolling interest	—	20	(10)	(22)

Net income (loss) attributable to GSI Group Inc.	$(30,485)	$4,308	$(24,252)	$7,309

Earnings (loss) per common share from continuing operations:
Basic	$(0.82)	$0.14	$(0.49)	$0.29
Diluted	$(0.82)	$0.14	$(0.49)	$0.29
Loss per common share from discontinued operations:
Basic	$(0.06)	$(0.01)	$(0.21)	$(0.08)
Diluted	$(0.06)	$(0.01)	$(0.21)	$(0.08)
Earnings (loss) per common share attributable to GSI Group Inc.:
Basic	$(0.88)	$0.13	$(0.70)	$0.21
Diluted	$(0.88)	$0.13	$(0.70)	$0.21

Weighted average common shares outstanding—basic	34,405	34,114	34,352	34,073
Weighted average common shares outstanding—diluted	34,405	34,607	34,352	34,396

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current Assets
Cash and cash equivalents	$51,146	$60,980
Accounts receivable, net	51,494	48,552
Inventories	62,943	58,290
Other current assets	17,113	15,971
Assets of discontinued operations	631	17,836

Total current assets	183,327	201,629
Property, plant and equipment, net	40,088	31,303
Intangible assets, net	67,242	65,293
Goodwill	90,746	71,156
Other assets	16,217	9,426

Total assets	$397,620	$378,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,500	$7,500
Accounts payable	25,592	24,361
Accrued expenses and other current liabilities	20,798	23,483
Liabilities of discontinued operations	324	6,143

Total current liabilities	54,214	61,487
Long-term debt	107,500	64,000
Other long-term liabilities	24,652	10,917

Total liabilities	186,366	136,404

Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	210,825	241,984
Noncontrolling interest	429	419

Total stockholders’ equity	211,254	242,403

Total liabilities and stockholders’ equity	$397,620	$378,807

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Consolidated net income (loss)	$(30,485)	$4,288	$(24,242)	$7,331
Less: Loss from discontinued operations, net of tax	2,195	411	7,333	2,646

Income (loss) from continuing operations	(28,290)	4,699	(16,909)	9,977
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	6,302	4,778	23,797	19,570
Share-based compensation	917	1,272	4,329	5,442
Impairment of goodwill and intangible assets	41,442	—	41,442	—
Deferred income taxes	(3,784)	1,720	(5,437)	3,886
Earnings from equity investment	(993)	(288)	(2,700)	(1,469)
Non-cash interest expense	397	230	1,379	965
Other non-cash items	274	327	2,418	2,812
Changes in assets and liabilities which provided (used) cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	4,361	4,504	3,526	(1,826)
Inventories	(1,107)	(1,052)	(991)	(1,688)
Other operating assets and liabilities	(9,944)	(1,335)	(6,864)	18,509

Net cash provided by operating activities of continuing operations	9,575	14,855	43,990	56,178
Net cash used in operating activities of discontinued operations	(940)	(103)	(1,701)	(6,978)

Net cash provided by operating activities	8,635	14,752	42,289	49,200

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,632)	(1,815)	(5,415)	(4,777)
Acquisition of businesses, net of cash acquired and escrow recovery	—	1,880	(88,238)	(80,773)
Proceeds from the sale of property, plant and equipment	55	(2)	112	253

Net cash provided by (used in) investing activities of continuing operations	(1,577)	63	(93,541)	(85,297)
Net cash provided by (used in) investing activities of discontinued operations	(576)	(98)	3,768	12,341

Net cash used in investing activities	(2,153)	(35)	(89,773)	(72,956)

Cash flows from financing activities:
Borrowings under revolving credit facility	—	—	77,000	60,000
Repayments of long-term debt and revolving credit facility	(6,875)	(6,875)	(33,500)	(38,500)
Other financing activities	(435)	(1,353)	(3,219)	(2,926)

Net cash provided by (used in) financing activities of continuing operations	(7,310)	(8,228)	40,281	18,574
Net cash provided by (used in) financing activities of discontinued operations	—	—	—	—

Net cash provided by (used in ) financing activities	(7,310)	(8,228)	40,281	18,574

Effect of exchange rates on cash and cash equivalents	(1,575)	801	(2,631)	374

Increase (decrease) in cash and cash equivalents	(2,403)	7,290	(9,834)	(4,808)
Cash and cash equivalents, beginning of period	53,549	53,690	60,980	65,788

Cash and cash equivalents, end of period	$51,146	$60,980	$51,146	$60,980

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to GSI Group Inc. (GAAP)	$(30,485)	$4,308	$(24,252)	$7,309
Interest (income) expense, net	1,431	808	5,096	3,468
Income tax provision (benefit)	(6,013)	1,246	(1,006)	6,200
Depreciation and amortization	6,302	4,778	23,797	19,570
Share-based compensation	917	1,272	4,329	5,442
Impairment of goodwill and intangible assets	41,442	—	41,442	—
Restructuring, acquisition and other costs	738	663	3,091	5,387
Acquisition fair value adjustments	52	62	596	965
Loss from discontinued operations, net of tax	790	411	5,607	2,054
Loss on disposal of discontinued operations, net of tax	1,405	—	1,726	592
Other, net	(1,304)	42	(3,987)	(199)

Adjusted EBITDA (Non-GAAP)	$15,275	$13,590	$56,439	$50,788

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as the net income (loss) attributable to GSI Group Inc. before deducting interest (income) expense, net, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition, restatement and other costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, gain (loss) on disposal of discontinued operations, net of tax, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment. Restructuring costs and other costs primarily relate to the Company’s restructuring programs and acquisition-related costs.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items.

Net Debt (Non-GAAP):

	December 31, 2014	December 31, 2013
Total Debt (GAAP)	$115,000	$71,500
Less: cash and cash equivalents	(51,146)	(60,980)

Net Debt (non-GAAP)	$63,854	$10,520

The Company defines Net Debt, a non-GAAP financial measure, as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2014
	Gross Profit	Gross Profit Margin	Operating Income (Loss) from Continuing Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$39,728	42.3%	$(34,176)	(36.4)%	$(34,303)	$(28,290)	$(0.82)

Non-GAAP Adjustments:
Amortization of intangible assets	1,614	1.6%	4,413	4.7%	4,413	3,365	0.10
Restructuring costs and other	—	—	1,092	1.2%	1,092	832	0.02
Acquisition related costs	—	—	(354)	(0.4)%	(354)	(270)	(0.00)
Acquisition fair value adjustments	52	0.1%	52	0.1%	52	40	0.00
Impairment of goodwill and intangible assets	—	—	41,442	44.1%	41,442	31,595	0.91
Non-recurring income tax expenses	—	—	—	—	—	1,081	0.03

Total non-GAAP adjustments	1,666	1.7%	46,645	49.7%	46,645	36,643	1.06

Non-GAAP results	$41,394	44.0%	$12,469	13.3%	$12,342	$8,353	$0.24

Weighted average shares outstanding - Diluted							34,897

	Three Months Ended December 31, 2013
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$34,196	41.6%	$6,795	8.3%	$5,945	$4,699	$0.14

Non-GAAP Adjustments:
Amortization of intangible assets	1,343	1.6%	2,988	3.6%	2,988	1,613	0.05
Restructuring costs and other	—	—	233	0.3%	233	125	0.00
Acquisition related costs	—	—	430	0.5%	430	232	0.01
Acquisition fair value adjustments	62	0.1%	62	0.1%	62	34	0.00
Non-recurring income tax expenses	—	—	—	—	—	(994)	(0.03)

Total non-GAAP adjustments	1,405	1.7%	3,713	4.5%	3,713	1,010	0.03

Non-GAAP results	$35,601	43.3%	$10,508	12.8%	$9,658	$5,709	$0.17

Weighted average shares outstanding - Diluted							34,607

	Twelve Months Ended December 31, 2014
	Gross Profit	Gross Profit Margin	Operating Income (Loss) from Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$150,167	41.2%	$(16,806)	(4.6)%	$(17,915)	$(16,909)	$(0.49)

Non-GAAP Adjustments:
Amortization of intangible assets	6,143	1.7%	16,405	4.5%	16,405	11,628	0.34
Restructuring costs and other	—	—	1,570	0.4%	1,570	1,153	0.03
Acquisition related costs	—	—	1,522	0.4%	1,522	1,025	0.03
Acquisition fair value adjustments	596	0.1%	596	0.2%	596	417	0.01
Impairment of goodwill and intangible assets	—	—	41,442	11.4%	41,442	31,595	0.91
Non-recurring income tax expenses	—	—	—	—	—	(871)	(0.02)

Total non-GAAP adjustments	6,739	1.8%	61,535	16.9%	61,535	44,947	1.30

Non-GAAP results	$156,906	43.0%	$44,729	12.3%	$43,620	$28,038	$0.81

Weighted average shares outstanding - Diluted							34,769

	Twelve Months Ended December 31, 2013
	Gross Profit	Gross Profit Margin	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$132,227	41.7%	$19,446	6.1%	$16,177	$9,977	$0.29

Non-GAAP Adjustments:
Amortization of intangible assets	5,280	1.7%	12,550	4.0%	12,550	8,001	0.24
Restructuring costs and other	—	—	3,757	1.2%	3,757	2,491	0.07
Acquisition related costs	—	—	1,630	0.5%	1,630	1,093	0.03
Acquisition fair value adjustments	965	0.3%	965	0.3%	965	652	0.02
Non-recurring income tax expenses	—	—	—	—	—	(858)	(0.03)

Total non-GAAP adjustments	6,245	2.0%	18,902	6.0%	18,902	11,379	0.33

Non-GAAP results	$138,472	43.7%	$38,348	12.1%	$35,079	$21,356	$0.62

Weighted average shares outstanding - Diluted							34,396

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit by Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Laser Products
GAAP gross profit	$19,787	$17,383	$74,224	$68,819
Amortization of intangible assets	516	516	2,065	2,065
Acquisition fair value adjustments	—	—	—	—

Non-GAAP gross profit	$20,303	$17,899	$76,289	$70,884

GAAP gross profit margin	42.8%	40.2%	41.8%	41.3%
Non-GAAP gross profit margin	43.9%	41.3%	42.9%	42.5%

Medical Technologies
GAAP gross profit	$13,006	$10,553	$48,678	$35,824
Amortization of intangible assets	900	629	3,286	2,423
Acquisition fair value adjustments	52	62	596	965

Non-GAAP gross profit	$13,958	$11,244	$52,560	$39,212

GAAP gross profit margin	40.2%	42.4%	39.8%	39.7%
Non-GAAP gross profit margin	43.1%	45.2%	43.0%	43.4%

Precision Motion
GAAP gross profit	$7,192	$6,291	$28,333	$27,778
Amortization of intangible assets	198	198	792	792
Acquisition fair value adjustments	—	—	—	—

Non-GAAP gross profit	$7,390	$6,489	$29,125	$28,570

GAAP gross profit margin	46.6%	44.7%	43.7%	46.3%
Non-GAAP gross profit margin	47.9%	46.2%	45.0%	47.6%

Corporate, Shared Services and Unallocated
GAAP gross profit	$(257)	$(31)	$(1,068)	$(194)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—

Non-GAAP gross profit	$(257)	$(31)	$(1,068)	$(194)

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the tables above. Non-GAAP gross profit and gross profit margin exclude the amortization of acquired intangible assets and acquisition revenue fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Non-GAAP Operating Income (Loss) from Continuing Operations and Operating Margin

The calculation of non-GAAP operating income (loss) from continuing operations and operating margin is displayed in the tables above. Non-GAAP operating income (loss) from continuing operations and operating margin exclude the amortization of acquired intangible assets and revenue fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The Company also excluded restructuring and other and acquisition-related costs from non-GAAP operating income (loss) from continuing operations and operating margin due to the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Non-GAAP Income (Loss) from Continuing Operations before Income Taxes

The calculation of non-GAAP income (loss) from continuing operations before income taxes is displayed in the tables above. The calculation of non-GAAP income (loss) from continuing operations before income taxes excludes amortization of acquired intangible assets and revenue fair value adjustments related to business acquisitions, restructuring and other, and acquisition-related costs for the reasons described for non-GAAP operating income (loss) from continuing operations and operating margin above.

Non-GAAP Income (Loss) from Continuing Operations, Net of Tax

The calculation of non-GAAP income (loss) from continuing operations, net of tax, is displayed in the tables above. Because pre-tax income (loss) is included in determining income (loss) from continuing operations, net of tax, the calculation of non-GAAP income (loss) from continuing operations, net of tax, also excludes amortization of acquired intangible assets and revenue fair value adjustments related to business acquisitions, restructuring and other, and acquisition-related costs for the reasons described for non-GAAP operating income (loss) from continuing operations and operating margin above. In addition, the Company excluded significant non-recurring income tax expenses related to releases of valuation allowances, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Non-GAAP Diluted EPS from Continuing Operations

The calculation of non-GAAP diluted EPS from continuing operations is displayed in the tables above. Because income (loss) from continuing operations, net of tax is included in the diluted EPS calculation, the calculation of non-GAAP diluted EPS from continuing operations excludes amortization of acquired intangible assets and revenue fair value adjustments related to business acquisitions, restructuring and other acquisition-related costs, significant non-recurring income tax expenses related to releases to valuation allowances, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described for non-GAAP income (loss) from operations, net of tax.

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